As filed with the U.S. Securities and Exchange Commission on September 15, 2026
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Magnolia Oil & Gas Corporation
(Exact name of registrant as specified in its charter)
Delaware	81-5365682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy D. Yang
Executive Vice President, Chief Legal and
Commercial Officer, Corporate Secretary and Land
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050
Copies to:
Michael W. Rigdon, P.C.
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
(713) 836-3600
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Magnolia Oil & Gas Corporation
Up to 32,203,000 Shares of Class A Common Stock by the Selling Stockholders
This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholders (including their donees, pledgees, transferees or other successors-in-interest) named herein (the “Selling Stockholders”) of up to an aggregate of 32,203,000 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), currently owned by the Selling Stockholders, which shares are subject to any appropriate adjustment as a result of any stock dividend or stock split, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, merger or consolidation. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of our common stock by the Selling Stockholders. See “Selling Stockholders.” The Selling Stockholders may offer and sell shares of Class A Common Stock from time to time and in amounts, at prices and on terms that will be determined at the time of the offering.
We are registering these 32,203,000 shares of Class A Common Stock (the “Equity Consideration”) for resale by the Selling Stockholders pursuant to registration rights granted pursuant to that certain registration rights agreement, dated as of September 10, 2026, by and among Magnolia Oil & Gas Corporation and the Selling Stockholders (the “WildFire Registration Rights Agreement”), in connection with the acquisition of 100% of the issued and outstanding limited liability company interests of WildFire Intermediate Holdings, LLC (the “WildFire Acquisition”). Additionally, the Selling Stockholders agreed to a 30-day lock-up on the Equity Consideration. See “Description of Capital Stock — Registration Rights Agreements” for additional information.
This prospectus describes some of the general terms that may apply to our Class A Common Stock and the general manner in which the Selling Stockholders may offer and sell such shares. Each time the Selling Stockholders use this prospectus to offer or sell shares of our Class A Common Stock, we may provide a prospectus supplement or a free writing prospectus that describes the specific terms of the offering. The prospectus supplement and any free writing prospectus may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest.
Shares of Class A Common Stock may be offered and sold by the Selling Stockholders to or through one or more underwriters, broker-dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any underwriters, broker-dealers or agents are involved in the sale of any shares of our Class A Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, to the extent required by law, will be set forth, or will be calculable from the information set forth, in a prospectus supplement, amendment or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “MGY.” On September 14, 2026, the last reported sale price of our common stock on the NYSE was $27.62 per share.
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 4 of this prospectus, as well as any risk factors contained in any applicable prospectus supplement hereto and the documents incorporated by reference herein and therein.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 15, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer and sell from time to time, together or separately, in one or more offerings, up to an aggregate of 32,203,000 shares of Class A Common Stock described in this prospectus.
This prospectus provides you with a general description of the shares of Class A Common Stock the Selling Stockholders may offer. Each time the Selling Stockholders use this prospectus to offer or sell shares of our Class A Common Stock, we may provide a prospectus supplement that contains specific information about the terms of such offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that contain information relating to offerings of the Class A Common Stock. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy shares of Class A Common Stock other than the shares of Class A Common Stock described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such shares in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein, are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.
Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
When used in this prospectus, except where the context otherwise requires, references to “Magnolia,” “we,” “us,” “our” and the “Company” refer to Magnolia Oil & Gas Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.magnoliaoilgas.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We may use the “Investors” section of our website to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2026;

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 3, 2017, and Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating the description of our common stock;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 6, 2026, respectively; and

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our Current Reports on Form 8-K filed with the SEC on May 8, 2026, July 20, 2026, July 20, 2026, July 22, 2026, July 22, 2026, July 23, 2026, August 5, 2026 and September 14, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Magnolia Oil & Gas Corporation
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050
Attention: Timothy D. Yang
Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land

OUR COMPANY
Magnolia is an independent oil and natural gas company engaged in the acquisition, development, exploration, and production of oil, natural gas, and natural gas liquids (“NGLs”) reserves that operates in one reportable segment located in the United States. Our oil and natural gas properties are located primarily in the Karnes and Giddings areas in South Texas, where we primarily target the Eagle Ford Shale and the Austin Chalk formations. Magnolia’s objective is to generate stock market value over the long term through consistent organic production growth, high full cycle operating margins, an efficient capital program with short economic paybacks, significant free cash flow after capital expenditures and effective reinvestment of free cash flow. Our allocation of capital prioritizes reinvesting in our business to achieve moderate and predictable annual volume growth balanced with returning capital to our shareholders through dividends and share repurchases.
Magnolia’s business model prioritizes prudent and disciplined capital allocation, free cash flow, and financial stability. Our ongoing plan is to spend within cash flow on drilling and completing wells while maintaining low financial leverage. Our gradual and measured approach toward the development of the Giddings area has created operating efficiencies leading to higher production.
Shares of our Class A Common Stock trade on the NYSE under the ticker symbol “MGY.” Our principal executive offices are located at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, and our telephone number is (713) 842-9050. We maintain a website at www.magnoliaoilgas.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS
Investing in our securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Note Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” or “continue” or similar terminology. Although Magnolia believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:
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legislative, regulatory, or policy changes, including those following the change in presidential administrations;

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the market prices of oil, natural gas, NGLs, and other products or services;

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the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies;

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production and reserve levels;

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the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves;

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geopolitical and business conditions in key regions of the world;

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drilling risks;

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economic and competitive conditions;

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the availability of capital resources;

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capital expenditures and other contractual obligations;

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weather conditions;

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inflation rates;

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the availability of goods and services;

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cybersecurity threats, including increased use of artificial intelligence technologies;

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the occurrence of property acquisitions or divestitures;

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the integration of acquisitions, including the WildFire Acquisition; and

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the securities or capital markets and related risks such as general credit, liquidity, market, and interest-rate risks.

All of Magnolia’s forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors identified in the reports that the Company has filed and may file with the SEC, including the Company’s Annual Report on Form 10-K for the period ended December 31, 2025.
All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein or therein are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein or therein are made as of the date of the document incorporated by reference. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement and the documents incorporated herein or therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Class A Common Stock being offered by the Selling Stockholders. Any proceeds from the sale of Class A Common Stock under this prospectus will be received by the Selling Stockholders. However, pursuant to the WildFire Registration Rights Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the Selling Stockholders will pay any underwriting fees, discounts and commissions and certain legal expenses.

SELLING STOCKHOLDERS
The Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) identified below may offer to sell from time to time in the future up to an aggregate 32,203,000 shares of our Class A Common Stock, registered for resale by the Selling Stockholders, subject to any appropriate adjustment as a result of any stock dividend or stock split, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, merger or consolidation. The shares of Class A Common Stock consist of outstanding shares of our Class A Common Stock issued to the Selling Stockholders as partial consideration for the WildFire Acquisition.
We are registering the offering by the Selling Stockholders of the shares of Class A Common Stock described below pursuant to the provisions of the WildFire Registration Rights Agreement entered into in connection with the WildFire Acquisition, pursuant to which we agreed to file a shelf registration statement registering for resale the shares of Class A Common Stock issued in the WildFire Acquisition. We also agreed, subject to the termination provisions discussed below, to use our reasonable best efforts to keep such registration statement current and effective (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) as may be necessary or appropriate to keep such shelf registration statement continuously effective and useable for the resale of all Registrable Shares (as defined in the WildFire Registration Rights Agreement) under the Securities Act. Registrable Shares cease to be Registrable Shares when such Registrable Shares (i) subject to certain exceptions, have been disposed of pursuant to any offering or sale in accordance with the shelf registration statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of the WildFire Registration Rights Agreement, (iii) have ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system or (iv) subject to certain exceptions, are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or manner-of-sale restrictions and without current public information.
Pursuant to the WildFire Registration Rights Agreement, the Selling Stockholders agreed to a 30-day lock-up on the Equity Consideration. Additionally, pursuant to the terms of the WildFire Registration Rights Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the Selling Stockholders will pay any underwriting fees, discounts and commissions and certain legal expenses. We have also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
The following table sets forth information as of September 11, 2026 provided by the Selling Stockholders on or prior to such date regarding (i) the beneficial ownership of shares of our Class A Common Stock and (ii) the number of shares of our Class A Common Stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, amendment or free writing prospectus. The percentage of combined voting power prior to, and after, the offering is based on 268,006,322 shares of our Class A Common Stock outstanding as of September 11, 2026, and includes the issuance of 32,203,000 shares of Class A Common Stock upon the closing of the WildFire Acquisition on September 10, 2026. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders.
We have not sought to verify the information provided by the Selling Stockholders. The Selling Stockholders may hold or acquire at any time shares of Class A Common Stock in addition to those offered by this prospectus and may have acquired additional shares of Class A Common Stock since the date on which the information reflected herein was provided to us.
We will supplement or amend this prospectus as required to include additional Selling Stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholders.
The Selling Stockholders will determine when and how they sell the shares of Class A Common Stock offered in this prospectus, as described in the Plan of Distribution included in this prospectus. The Selling Stockholders are not obligated to sell any of the shares of our Class A Common Stock offered by this prospectus. Because the Selling Stockholders identified in the table may sell some or all of the shares of our Class A Common Stock owned by them that are included in this prospectus, no estimate can be given as to the number of shares covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. The Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, their shares of our Class A Common Stock pursuant to the Plan of Distribution included in this prospectus, including in registered offerings contemplated by the WildFire Registration Rights Agreement, or pursuant to an exemption, if available, from the registration requirements of the Securities Act, in each case after the date on which they provided the information set forth in the table below. See “Plan of Distribution” for additional information. For purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of our Class A Common Stock beneficially owned by them that are covered by this prospectus.
Selling Stockholders:	Shares Owned Before the Offering		Shares that May be Sold Hereby	Shares Owned After the Offering
	Class A Common Stock(1)	Voting Power (%)		Class A Common Stock	Voting Power (%)
WildFire Energy I LLC(2)	32,203,000	12.0%	32,203,000	—	—

(1)
Represents the shares of Class A Common Stock held as of the date of this prospectus.

(2)
Includes 32,203,000 shares of Class A Common Stock held by WildFire Energy I LLC. Hawkwood HoldCo, L.P., Kayne Private Energy Income Fund II, L.P., Kayne Private Energy Income Fund II-B, L.P., Kayne Anderson Energy Fund VIII, L.P. and certain management individuals hold 100% of the equity interests in WildFire Energy I LLC. Warburg Pincus & Company US, LLC (“Warburg Pincus”) is the general partner of Warburg Pincus Partners II (US), L.P., which is the managing member of Warburg Pincus Partners (E&P) XI LLC, which is the sole member of Warburg Pincus (E&P) XI LLC, which is the general partner of Warburg Pincus (E&P) XI, L.P., which is the general partner of Warburg Pincus Private Equity (E&P) XI – A, L.P., which is the managing member of Hawkwood HoldCo GP, LLC, which is the general partner of Hawkwood HoldCo, L.P., which holds the securities on behalf of various funds and accounts indirectly managed by Warburg Pincus (collectively, the “Warburg Entities”). Kayne Private Energy Income Fund II, L.P., Kayne Private Energy Income Fund II-B, L.P. and Kayne Anderson Energy Fund VIII, L.P. are managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P. (or controlled affiliates thereof) (collectively, the “Kayne Entities”), as a registered investment adviser. The Warburg Entities and Kayne Entities jointly control WildFire Energy I LLC. Accordingly, the Warburg Entities and the Kayne Entities may be deemed to share voting and dispositive power with respect to the shares of Class A Common Stock held by Wildfire Energy I LLC. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein. The address for WildFire Energy I LLC is 920 Memorial City Way, Suite 1400 Houston, TX 77024. The address of each of the Warburg Entities is c/o Warburg Pincus LLC, 450 Lexington Ave, New York, NY 10017. The address of Kayne Anderson Capital Advisors, L.P. is 2121 Avenue of the Stars, 9th Floor, Los Angeles, CA 90067.

PLAN OF DISTRIBUTION
Distributions of the Class A Common Stock by the Selling Stockholders, or by their partners, members, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Class A Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Class A Common Stock may be sold by the Selling Stockholders include:
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one or more underwritten offerings on a firm commitment or best efforts basis;

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block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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crosses in which the same broker or dealer acts as an agent on both sides of the trades;

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purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

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an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;

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brokerage transactions and transactions in which the broker solicits purchases;

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privately negotiated transactions;

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short sales, either directly or with a broker-dealer or affiliate thereof;

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through the writing of options on the shares (including the issuance of derivative securities), whether or not the options are listed on an options exchange or otherwise;

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through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

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broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

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through market makers or into an existing market for the securities;

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by pledge to secure debts and other obligations (including obligations associated with derivatives transactions);

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through the distributions of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

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any combination of any of these methods of sale; and

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any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make an in-kind distribution of their shares of Class A Common Stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A Common Stock pursuant to the distribution through this registration statement.
The Selling Stockholders may also sell shares of Class A Common Stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.
The Selling Stockholders also may transfer their shares of Class A Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Such transactions may be effected by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Class A Common Stock for sale under the Securities Act and to indemnify the Selling Stockholders and each person who participates as an underwriter in the offering of the Class A Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.
In connection with sales of Class A Common Stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders also may sell shares of Class A Common Stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
If any underwriters, dealers or agents are involved in the sale of any shares of our Class A Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will, to the extent required by law, be set forth, or will be calculable from the information set forth, in a prospectus supplement, amendment or free writing prospectus.
The Selling Stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
The Selling Stockholders may from time to time pledge, hypothecate or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.
If the Selling Stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.
There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the shares of Class A Common Stock offered under this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholders may not be able to use this prospectus for resales until they are named in the Selling Stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

DESCRIPTION OF CAPITAL STOCK
The following summary of certain material provisions of our common stock and preferred stock does not purport to be complete. You should refer to our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).
Our Charter authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock (“Class B Common Stock”), 20,000,000 shares of Class F Common Stock (“Class F Common Stock” and together with Class A Common Stock and Class B Common Stock, “Common Stock”), and 1,000,000 shares of Preferred Stock (“Preferred Stock”), each par value $0.0001 per share.
As of September 11, 2026, there were 268,006,322 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock or Class F Common Stock issued and outstanding.
Class A Common Stock
Holders of Class A Common Stock vote together as a single class with holders of Class B Common Stock on all matters properly submitted to a vote of the holders of our common stock. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the shares of common stock that are voted is required to approve any such matter voted on by our stockholders (other than the election of directors). Directors are elected by a plurality of the votes cast by holders of our common stock in person or represented by proxy at meetings held for the election of directors. Subject to applicable law and the rights, if any, of the holders of any outstanding series of our Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions when, as and if declared thereon by our board of directors (the “Board”) from time to time out of any of our assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. If dividends are declared on Class A Common Stock that are payable in shares of Class A Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock, the dividends payable to the holders of Class A Common Stock will be paid only in shares of Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock), and such dividends will be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock).
In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for our Preferred Stock, if any. Holders of our Class A Common Stock have no preferences or rights of conversion, exchange, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A Common Stock.
Preferred Stock
The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof.
Registration Rights Agreement
At the closing of the WildFire Acquisition, we entered into the WildFire Registration Rights Agreement, pursuant to which we agreed to file a shelf registration statement registering for resale the shares of Class A

Common Stock issued in the WildFire Acquisition. We also agreed, subject to the termination provisions discussed below, to use our reasonable best efforts to keep such registration statement current and effective (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) as may be necessary or appropriate to keep such shelf registration statement continuously effective and useable for the resale of all Registrable Shares under the Securities Act. Registrable Shares cease to be Registrable Shares when such Registrable Shares (i) subject to certain exceptions, have been disposed of pursuant to any offering or sale in accordance with the shelf registration statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of the WildFire Registration Rights Agreement, (iii) have ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system or (iv) subject to certain exceptions, are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or manner-of-sale restrictions and without current public information.
Additionally, pursuant to the WildFire Registration Rights Agreement, the Selling Stockholders agreed to a 30-day lock-up on the Equity Consideration.
Certain Anti-Takeover Provisions of Delaware Law
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•
a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder; or

•
an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•
the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Written Consent by Stockholders
Except as may be otherwise provided for or fixed pursuant to our Charter (including any Preferred Stock designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; provided, however, any action required or permitted to be taken by the stockholders of the Company that is approved in advance by the Board may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman of the Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein.
Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Exclusive Forum
The Charter provides that a stockholder bringing a claim subject to Article X of the Charter will be required to bring that claim in the Court of Chancery of the State of Delaware, subject to the Court of Chancery having personal jurisdiction over the defendants.
Transfer Agent
The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS
The consolidated financial statements of Magnolia Oil & Gas Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of WildFire Energy I LLC as of and for the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference in this Registration Statement regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2025 is based on the proved reserve report prepared by Miller and Lents, Ltd., our independent petroleum engineers. These estimates are incorporated by reference in this Registration Statement in reliance upon the authority of such firm as an expert in these matters.
The information incorporated by reference in this Registration Statement regarding estimated quantities of proved reserves of WildFire Energy I LLC, the future net revenues from those reserves and their present value as of December 31, 2025 is based on the proved reserves report prepared by Netherland, Sewell & Associates, Inc., WildFire Energy I LLC’s independent petroleum engineers. These estimates are incorporated by reference in this Registration Statement in reliance upon the authority of such firm as an expert in these matters.

Part II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.
SEC Registration fee	$122,121.06
Printing and engraving expenses	*
Fees and expenses of legal counsel	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
SEC registration fee	*
Total	*

*
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Index
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated as of July 31, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2018)
4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC April 17, 2017)
4.3	Specimen Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on April 17, 2017)
4.4	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2020)
4.5	Registration Rights Agreement, dated as of September 10, 2026, by and among Magnolia Oil & Gas Corporation and WildFire Energy I LLC (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on September 14, 2026)
5.1**	Opinion of Kirkland & Ellis LLP
23.1**	Consent of KPMG LLP
23.2**	Consent of Grant Thornton LLP
23.3**	Consent of Miller and Lents, Ltd.
23.4**	Consent of Netherland, Sewell & Associates, Inc
23.5**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
107**	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

†
Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 15, 2026.
Magnolia Oil & Gas Corporation
By:
/s/ Christopher Stavros

Name:  Christopher Stavros
Title:   President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher Stavros, Timothy Yang, Brian Corales and Marina Kitikar, or any of them, each with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, or cause to be filed the same, with all exhibits hereto, and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of September 15, 2026.
/s/ Christopher Stavros Christopher Stavros	President, Chief Executive Officer and Chairman (Principal Executive Officer)
/s/ Brian Corales Brian Corales	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Dan F. Smith Dan F. Smith	Lead Independent Director
/s/ Arcilia C. Acosta Arcilia C. Acosta	Director
/s/ Edward P. Djerejian Edward P. Djerejian	Director
/s/ David M. Khani David M. Khani	Director
/s/ James R. Larson James R. Larson	Director
/s/ R. Lewis Ropp R. Lewis Ropp	Director
/s/ Shandell M. Szabo Shandell M. Szabo	Director